EXHIBIT 10.24

CONDITIONAL CONSENT AGREEMENT

THIS CONDITIONAL CONSENT AGREEMENT (this “Agreement”) is made as of this 10th day of June, 2010, by and between GLB ENCINO, LLC, a Delaware limited liability company (“Borrower”), and SUNAMERICA LIFE INSURANCE COMPANY, an Arizona corporation (“Lender”).

RECITALS:

A. Lender made a loan to Borrower in the original principal amount of $43,000,000.00 (the “Loan”), as evidenced by a certain Amended and Restated Promissory Note dated as of January 26, 2007, made payable by Borrower to the order of Lender (the “Note”), which Note is secured by an Amended and Restated Deed of Trust, Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents dated as of January 26, 2007 and filed in the official records of the Recorder’s Office of Los Angeles County, California at Document No. 20070203632 (the “Deed of Trust”) encumbering certain real property in Los Angeles County, California, legally described in the Deed of Trust (the “Property”). The Note, the Deed of Trust and all other documents or instruments executed by the Borrower to evidence or secure the Loan, all as amended, modified and supplemented from time to time, are referred to as the “Loan Documents”.

B. Morgan Stanley Real Estate Fund V U.S, L.P., a Delaware limited partnership (“Existing Guarantor”) has guaranteed certain obligations of Borrower with respect to the Loan pursuant to an Amended and Restated Guaranty Agreement dated as of January 26, 2007 (the “Existing Guaranty”, and together with the Amended and Restated Environmental Indemnity Agreement dated as of January 26, 2007 executed by Existing Guarantor and Borrower (“Existing Environmental Indemnity”) and any other documents or instruments executed by Existing Guarantor in connection with the Loan (collectively, the “Existing Guarantor Documents”).

C. As of June 1, 2010, the outstanding principal balance of the Loan is $43,000,000.00. In connection with the modifications provided for herein, upon the IPO Closing Time (as defined below), certain modifications as described herein shall be made to the terms of the Loan.

D. Borrower has notified Lender of certain contemplated transactions described in: (a) that certain Contribution Agreement dated as of February 15, 2010 among Hudson Pacific Properties, L.P., a Maryland limited partnership (“Operating Partnership”), Hudson Pacific Properties, Inc., a Maryland corporation (“REIT”), Glenborough Fund XIV, L.P., a Delaware limited partnership (“Contributor”) and Glenborough Acquisition, LLC, a Delaware limited liability company and general partner of Contributor (“Glenborough GP”); and, (b) those sections entitled “Formation Transactions” and “Concurrent Private Placement” (collectively with the transactions described in the Contribution Agreement, the “Formation Transactions”) of that certain preliminary Prospectus of the REIT, a copy of which is contained in that certain Prospectus filed February 16, 2010 with the United States Securities and Exchange Commission (the “SEC”), as amended by that certain Amendment No. 1 to Prospectus filed April 9, 2010 with the SEC (as amended, restated, supplemented or otherwise modified as of the date hereof and from time to time hereafter, “Prospectus”). In connection with the Formation Transactions, there will be an initial public offering (the “IPO”) of shares in the REIT. Pursuant to the Formation Transactions, the Operating Partnership intends to acquire, directly or indirectly, all of the issued and outstanding membership interests in the Borrower. The date and time as of which the proceeds of the IPO have been received by the REIT is sometimes referred to herein as the “IPO Closing Time.”

E. Borrower has requested, and Lender has agreed, to consent to the Formation Transactions and the change in ownership and control of Borrower resulting from the Formation Transactions, upon the terms and conditions set forth in this Agreement.

F. Borrower has requested, and Lender has agreed, upon the conditions referenced in this Agreement, effective upon the IPO Closing Time, to release the Existing Guarantor under the Existing Guarantor Documents, other than for obligations that may exist or arise under the Existing Guarantor Documents by reason of any event or circumstance that occurred or existed prior to the IPO Closing Time, provided that Borrower delivers to the Lender a Guaranty Agreement (the “Replacement Guaranty”) and an Environmental Indemnity Agreement (the “Replacement Environmental Indemnity”) executed by the Operating Partnership (in such capacity as guarantor or indemnitor, “Replacement Guarantor”) in favor of Lender, dated on or about the IPO Closing Time and effective as of the IPO Closing Time, in substantially the forms attached as Exhibit A hereto (collectively, the “Replacement Guarantor Documents”).

G. Capitalized terms used but not defined in this Agreement have the meanings given to such terms in the Deed of Trust.

AGREEMENTS:

NOW, THEREFORE, the Borrower and the Lender agree effective upon the IPO Closing Time as follows:

Section 1. Reaffirmation of Loan. Borrower reaffirms all of its obligations under the Loan Documents, and Borrower acknowledges that its has no claims, offsets or defenses with respect to the payment of sums due under the Note or any other Loan Document.

Section 2. Lender’s Consent to Change in Control: Conditions to Consent.

(a) Conditional Consent. Pursuant to Section 5.4(a) of the Deed of Trust, and subject to the conditions set forth in this Agreement, Lender hereby consents to (i) the Formation Transactions (ii) and the issuance and transfer of public shares in the REIT and general and limited partnership interests in the Operating Partnership in connection with the Formation Transactions and the IPO, (iii) the direct or indirect contribution of 100% of the membership interests in Borrower to the Operating Partnership, in one transaction or by a series of transactions, resulting in the Operating Partnership or a wholly-owned subsidiary thereof owning, directly or indirectly, 100% of the membership interests in Borrower, (iv) the change in ownership and control resulting from items (i), (ii) and (iii) above, and (iv) such modifications to Borrower’s organizational documents or the organizational documents of any direct or indirect owner of Borrower that are necessary or desirable to implement the Formation Transactions and the IPO. Notwithstanding anything herein to the contrary, Borrower shall have no obligation to complete the Formation Transactions or the IPO.

(b) Conditions to Consent. The consent in subsection (a) above is conditioned upon the following:

(i) the Formation Transactions and the IPO shall be completed in all material respects by August 15, 2010;

(ii) there shall be no default or Event of Default continuing under the Loan Documents as of the IPO Closing Time;

(iii) as of IPO Closing Time, Borrower shall have delivered to Lender a Certificate Concerning Governing Documents in the form attached hereto as Exhibit B (“Certificate Concerning Governing Documents”;

(iv) as of IPO Closing Time, Borrower shall have paid to Lender a transfer fee in the amount of $430,000.00;

(v) as of IPO Closing Time, Victor J. Coleman, Howard Stern and Richard Fried will serve on the board of directors of the REIT and Victor J. Coleman and Howard Stern will (A) maintain an equity interest in either the REIT or the Operating Partnership, and (B) have senior management operating responsibilities for the REIT and Operating Partnership;

(vi) as of the IPO Closing Time, the Operating Partnership shall, directly or indirectly, own 100% of the outstanding membership interests in Borrower;

(vii) as of the IPO Closing Time, Borrower shall have delivered to Lender a Certificate of Confirmation in the form attached hereto as Exhibit C (“Certificate of Confirmation”);

(viii) as of the IPO Closing Time, the Operating Partnership shall have delivered to the Lender a fully-executed original of each of the Replacement Guarantor Documents dated effective as of the IPO Closing Time;

(ix) as of the IPO Closing Time, the net worth of the Operating Partnership shall be equal to or greater than $200,000,000.00, it being agreed that the “net worth” of the Operating Partnership shall be equal to the excess of assets over liabilities, taking into account the effect of the IPO and related transactions, and, within thirty (30) days following the IPO Closing Time, the Operating Partnership shall deliver to Lender an unaudited consolidated balance sheet of the Operating Partnership as of the IPO Closing Time evidencing such net worth; and

(x) Borrower shall have paid or caused the payment of all costs and expenses incurred by Lender in connection with this Agreement and review and approval of the items set forth in this Section 2 and Section 3 below (including, without limitation, Lender’s outside counsel attorneys’ fees and expenses) promptly following Borrower’s receipt of Lender’s statement therefor.

Section 3. Lender’s Consent to Release of Existing Guarantor: Conditions to Consent. Lender hereby agrees that upon the occurrence of the following conditions, the Existing Guarantor shall automatically be released from any and all liabilities and obligations to Lender under the Existing Guarantor Documents, other than for obligations that may exist or arise under the Existing Guarantor Documents by reason of any event or circumstance that occurred or existed prior to the IPO Closing Time (herein, the “Non-Released Obligations”):

(a) the IPO and the Formation Transactions shall have occurred; and

(b) each of the conditions set forth in Section 2 above have been satisfied.

Borrower’s delivery to Lender of a Certificate of Confirmation in the form attached hereto as Exhibit C as required pursuant to Section 2 above, together with the delivery of (1) an executed original of the Certificate Concerning Governing Documents, (2) executed originals of each of the Replacement Guarantor Documents, and (3) payment of all costs and expenses described in Section 2(b)(x), shall serve as conclusive evidence of satisfaction of all of the conditions Section 2(b) and Section 3 above, absent manifest error. The Existing Guarantor shall be an express third-party beneficiary of this Section 3.

Section 4. Modification of Loan Documents. Effective upon the IPO Closing Time, the Loan Documents are hereby amended as follows:

(a) Guaranty and Environmental Indemnity. From and after the IPO Closing Time and the delivery of the Guarantor Documents, all references in the Loan Documents to (i) the “Guaranty” shall mean the Existing Guaranty (but only with respect to the Non- Released Obligations) and the Guaranty, as defined in this Agreement, and (ii) the “Guarantor” shall mean the Existing Guarantor (but only with respect to the Non- Released Obligations) and Guarantor, as defined in this Agreement, and (iii) “Environmental Indemnity” shall mean the Existing Environmental Indemnity (but only with respect to the Non-Released Obligations) and the Environmental Indemnity, as defined in this Agreement.

(b) Additional Definitions. From and after the IPO Closing Time, the following definitions shall be added to Article 1 of the Deed of Trust:

“1.25 Affiliate: Any entity that, directly or indirectly (including through one or more intermediaries), Controls, is Controlled by or is under common Control with the Operating Partnership.

1.26 Control: Possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise.

1.27 Operating Partnership: Hudson Pacific Properties, L.P., a Maryland limited partnership.

1.28 REIT: Hudson Pacific Properties, Inc., a Maryland corporation.”

(c) Permitted Transfers. From and after the IPO Closing Time, Section 5.4(b) of the Deed of Trust shall be deleted and replaced with the following:

“(b) Notwithstanding the provisions of Section 5.4(a) to the contrary, Beneficiary’s prior written consent shall not be required for the following transfers (each a “Permitted Transfer”):

(i) transfers of securities or other interests in the REIT in the ordinary course of business over a recognized stock exchange, provided that as a result of such transfer, and after giving effect thereto, (A) no substantial portion of the business of the REIT or the Operating Partnership shall be discontinued, and (B) no substantial portion of the assets of the REIT or the Operating Partnership shall be disposed of in connection therewith;

(ii) transfers or issuances of securities or other interests in the REIT in the ordinary course of business as part of an incentive compensation program for employees or directors of (1) the REIT, (2) the Operating Partnership, or (3) any Affiliate of the Operating Partnership, provided that as a result of such transfer or issuance, and after giving effect thereto, (A) no substantial portion of the business of the REIT or the Operating Partnership shall be discontinued, and (B) no substantial portion of the assets of the REIT or the Operating Partnership shall be disposed of in connection therewith;

(iii) provided that all of the Transfer Conditions (defined below) are satisfied, each of the following transfers:

(A) transfers of direct or indirect interests in Trustor to an Affiliate of the Operating Partnership, provided that after giving effect to any such transfer, the REIT directly or indirectly Controls such Affiliate;

(B) issuances and transfers (including pledges) of securities, options, warrants, or other interests in the REIT, whether directly or indirectly;

(C) issuances and transfers (including pledges) of partnership interests or other interests in the Operating Partnership, whether directly or indirectly; and

(D) a merger, consolidation or exchange of securities to which the REIT or the Operating Partnership is a party, provided that, after giving effect to any such transaction, the surviving entity shall be the REIT or the Operating Partnership, as applicable.

(c) “Transfer Conditions” means that, after giving effect to the proposed transfer or issuance, all of the following will be true and correct:

(i) the REIT continues to (A) Control, directly or indirectly, each of the Operating Partnership and Trustor, and (B) own, directly or indirectly, at least 51% of the ownership interests in the Operating Partnership that the REIT owned, directly or indirectly, as of the IPO Closing Time;

(ii) the Operating Partnership will continue to own, directly or indirectly, at least 51% of the ownership interests in Trustor;

(iii) as a result of the transfer or issuance (A) no substantial portion of the business of the REIT or the Operating Partnership shall be discontinued, and (B) no substantial portion of the assets of the REIT or the Operating Partnership shall be disposed of in connection therewith;

(iv) the IPO Directors shall continue to constitute a majority of the Board of Directors of the REIT. For purposes hereof, “IPO Director” means an individual who is (A) a member of the Board of Directors of the REIT as of the IPO Closing Time, or (B) a member of the Board of Directors of the REIT who either was nominated for membership on such Board of Directors or affirmatively endorsed for membership on such Board of Directors by at least a majority of the then IPO Directors (including any such IPO Director that qualifies as such pursuant to this clause (B)); and

(v) neither the transfer nor the transferee or any of its constituents shall be in violation of any laws relating to terrorism or money laundering, including without limitation, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, and the Bank Secrecy Act, as amended by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as such laws have been or may hereafter be, renewed, extended, amended or replaced, as evidenced by, among other things, a certificate executed by such persons in form and substance satisfactory to Beneficiary.”

(d) Management. From and after the IPO Closing Time, the term “Property Manager” set forth in Section 4.23 shall mean the Operating Partnership or a wholly-owned subsidiary thereof (or another property manager approved by Beneficiary in its sole discretion), and “Management Agreement” shall mean a management agreement between Trustor and Property Manager in a form delivered to, and approved by, Beneficiary.

(e) Financial Statements. From and after the IPO Closing Time, Lender acknowledges and agrees that any requirement in the Loan Documents for the delivery of audited financial statements (but not Property operating statements or rent rolls) for the Borrower or the Guarantor shall be deemed to be satisfied by the delivery of audited consolidated financial statements for the REIT for the applicable period.

(f) Notices. From and after the IPO Closing Time, all notices under the Loan Documents shall be addressed as follows:

If to Borrower:

c/o Hudson Pacific Properties

11601 Wilshire Boulevard, Suite 1600

Los Angeles, California 90025

Attn: Mark Lammas

Telephone: (310) 445-5702

Facsimile: (310) 445-5710

with a copy to:

Latham & Watkins LLP

355 S. Grand Avenue

Los Angeles, California 90071

Attn: Brad Helms

Telephone: (213) 891-8640

Facsimile: (213) 891-8763

If to Lender:

SunAmerica Life Insurance Company

1999 Avenue of the Stars, 38th Floor

Los Angeles, California 90067-6022

Attn: VP, Servicing – Commercial Mortgage Lending

(g) Insurance Agreement. From and after the IPO Closing Time, the term “Insurance Agreement” (as set forth in the Deed of Trust) shall mean that certain Agreement Concerning Insurance Requirements dated as of December 19, 2002, executed by Trustor for the benefit of Beneficiary, as amended by the provisions of Section 9.22 of the Deed of Trust and as set forth on Exhibit E attached hereto.

(h) No Other Modifications. Except as set forth in this Section 4, the Loan Documents remain unmodified.

Section 5. Representations of Borrower. Borrower hereby represents and warrants that, as of the date hereof and as of the IPO Closing Time upon giving effect to this Agreement, (a) the Loan Documents to which Borrower is a party and this Agreement constitute the legal, valid and binding obligations of Borrower enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws applicable to creditors’ rights or the collection of debtors’ obligations generally; (b) the consummation of the Formation Transactions and the execution and delivery of this Agreement and all documents contemplated hereby to be executed by Borrower do not contravene, result in a breach of or constitute a default under any deed of trust, deed to secure debt, mortgage, loan agreement, indenture or other contract, agreement or undertaking to which Borrower is a party or by which Borrower or any of its properties may be bound, including, without limitation, Borrower’s organizational documents (nor would such execution and delivery constitute such a default with the passage of time or the giving of notice or both) and, do not violate or contravene any law, order, decree, rule or regulation to which Borrower is subject; (c) to Borrower’s knowledge there exists no uncured default or Event of Default under the Loan Documents; and (d) there are no offsets, claims or defenses to the Loan Documents.

Section 6. Incorporation. This Agreement shall form a part of each Loan Document, and all references in any Loan Document to any other given Loan Document shall mean that document as modified by Section 4 above.

Section 7. No Prejudice; Reservation of Rights. This Agreement shall not prejudice any rights or remedies of Lender under the Loan Documents as modified hereby, all of which are hereby reserved. The consent contained in this Agreement shall not be deemed a consent by Lender to any future transfer, reorganization, recapitalization, conveyance, assignment or any other action for which Lender’s consent is required under the Loan Documents, other than the Formation Transactions, nor shall such consent constitute a contractual obligation to consent to any future transactions or any waiver of any requirement in the Loan Documents requiring Lender’s consent, other than the Formation Transactions.

Section 8. No Impairment. Except as amended by Section 4 above, the Loan Documents shall each remain unaffected by this Agreement and all such documents shall remain in full force and effect and unmodified. The Deed of Trust shall continue to secure payment and performance of the obligations of Borrower under the Loan Documents as specifically modified and supplemented pursuant to Section 4 of this Agreement, and nothing in this Agreement shall impair the lien of the Deed of Trust.

Section 9. Integration. The Loan Documents, including this Agreement (a) integrate all the terms and conditions mentioned in or incidental to the Loan Documents; (b) supersede all oral negotiations and prior and other writings with respect to their subject matter; and (c) are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in those documents and as the complete and exclusive statement of the terms agreed to by the parties. If there is any conflict between the terms, conditions and provisions of this Agreement and those of any other agreement or instrument, including any of the other Loan Documents, the terms, conditions and provisions of this Agreement shall prevail.

Section 10. Miscellaneous. This Agreement and any attached consents or exhibits requiring signatures may be executed in counterparts (and delivered via facsimile or through electronic delivery of a PDF file), and all such counterparts and documents delivered via facsimile or through electronic delivery of a PDF file shall constitute but one and the same document. If any court of competent jurisdiction determines any provision of this Agreement or any of the other Loan Documents to be invalid, illegal or unenforceable, that portion shall be deemed severed from the rest, which shall remain in full force and effect as though the invalid, illegal or unenforceable portion had never been a part of the Loan Documents. This Agreement shall be governed by the laws of the State of California, without regard to the choice of law rules of that State.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

BORROWER:

GLB ENCINO, LLC, a Delaware limited liability company

By:
Name:
Title:

LENDER:

SUNAMERICA LIFE INSURANCE COMPANY, an Arizona corporation

By:	AIG Asset Management (U.S.), LLC, its investment adviser

By:
Name:	Maria S. Campagna
Title:	Vice President

EXHIBIT A

Form of Guaranty

GUARANTY AGREEMENT

This GUARANTY AGREEMENT (this “Guaranty”) is made as of             , 2010 and effective as of the IPO Closing Time (as defined below), by HUDSON PACIFIC PROPERTIES, L.P., a Maryland limited partnership (the “Guarantor”), in favor of SUNAMERICA LIFE INSURANCE COMPANY, an Arizona corporation (“Lender”).

RECITALS

A. Lender made a loan to Borrower in the original principal amount of $43,000,000.00 (the “Loan”), as evidenced by a certain Amended and Restated Promissory Note dated as of January 26, 2007, made payable by Borrower to the order of Lender (the “Note”), which Note is secured by an Amended and Restated Deed of Trust, Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents dated as of January 26, 2007 and filed in the official records of the Recorder’s Office of Los Angeles County, California at Document No. 20070203632 (the “Deed of Trust”) encumbering certain real property in Los Angeles County, California, legally described in the Deed of Trust (the “Property”). The Note, the Deed of Trust and all other documents or instruments executed by the Borrower to evidence or secure the Loan, all as amended, modified and supplemented from time to time, are referred to as the “Loan Documents”.

B. Morgan Stanley Real Estate Fund V U.S, L.P., a Delaware limited partnership (“Existing Guarantor”) has guaranteed certain obligations of Borrower with respect to the Loan pursuant to an Amended and Restated Guaranty Agreement dated as of January 26, 2007 (the “Existing Guaranty”).

C. Borrower and Lender have entered into that certain Conditional Consent Agreement dated as of June     , 2010 (the “Consent Agreement”), pursuant to which Lender has consented to certain Formation Transactions (as defined therein), subject to the terms and conditions of the Consent Agreement. In connection with the Formation Transactions, there has been or will be an initial public offering (the “IPO”) of shares in Hudson Pacific Properties, Inc., a Maryland corporation (the “REIT”). Pursuant to the Formation Transactions, Hudson Pacific Properties, L.P., a Maryland limited partnership (the “Operating Partnership”) has been formed as the operating partnership and principal subsidiary of the REIT. The Operating Partnership has acquired all of the issued and outstanding membership interests in the Borrower pursuant to a certain Contribution Agreement made by and among the members of Borrower and the Operating Partnership, and Borrower has become a wholly-owned subsidiary of the Operating Partnership. The date and time as of which the proceeds of the IPO have been received by the REIT is sometimes referred to herein as the “IPO Closing Time.”

D. Pursuant to the Consent Agreement, Lender has also consented to the release of Existing Guarantor under the Existing Guaranty for any events occurring subsequent to the IPO

Closing Time, provided that, among other things, Guarantor execute and deliver this Guaranty to Lender.

E. The Guarantor owns all outstanding membership interests in the Borrower, and having a financial interest in the Borrower and the Property, has agreed to execute and deliver this Guaranty to the Lender upon the terms and conditions as are hereinafter set forth.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees as follows:

1. Guaranty. Guarantor hereby guarantees absolutely, primarily, and irrevocably, payment and performance of all obligations for which Borrower has, or may incur, personal liability to Lender under Section 18 of the Note from and after the date of this Guaranty (collectively, the “Obligations”).

2. Guaranty is Independent and Absolute. The obligations of Guarantor hereunder are independent of the obligations of Borrower and of any other person who may become liable with respect to the Obligations. Guarantor is jointly and severally liable with Borrower and with any other guarantor for the full and timely payment and performance of all of the Obligations. Guarantor expressly agrees that a separate action or actions may be brought and prosecuted against Guarantor (or any other guarantor), whether or not any action is brought against Borrower, any other guarantor or any other person for any Obligations guaranteed hereby and whether or not Borrower, any other guarantor or any other persons are joined in any action against Guarantor. Guarantor further agrees that Lender shall have no obligation to proceed against any security for the Obligations prior to enforcing this Guaranty against Guarantor, and that Lender may pursue or omit to pursue any and all rights and remedies Lender has against any person or with respect to any security in any order or simultaneously or in any other manner. All rights of Lender and all obligations of Guarantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Note or any other Loan Document, and (b) any other circumstances which might otherwise constitute a defense available to, or a discharge of Borrower in respect of, the Obligations.

3. Authorizations to Lender. Guarantor authorizes Lender, without notice or demand and without affecting Guarantor’s liability hereunder, from time to time (a) to renew, extend, accelerate or otherwise change the time for payment of, change, amend, alter, cancel, compromise or otherwise modify the terms of the Note, including increasing the rate or rates of interest thereunder agreed to by Borrower, and to grant any indulgences, forbearances, or extensions of time; (b) to renew, extend, change, amend, alter, cancel, compromise or otherwise modify any of the terms, covenants, conditions or provisions of any of the Loan Documents or any of the Obligations; (c) to apply any security and direct the order or manner of sale thereof as Lender, in Lender’s discretion, may determine; (d) to proceed against Borrower, Guarantor or any other guarantor with respect to any or all of the Obligations without first foreclosing against any security therefor; (e) to exchange, release, surrender, impair or otherwise deal in any manner with, or waive, release or subordinate any security interest in, any security for the Obligations; (f) to release or substitute Borrower, any other guarantors, endorsers, or other parties who may be or become liable with respect to the Obligations, without any release being deemed made of Guarantor or any other such person; and (g) to accept a conveyance or transfer to Lender of all or any part of any security in partial satisfaction of the Obligations, or any of them, without releasing Borrower, Guarantor, or any other guarantor, endorser or other party who may be or become liable with respect to the Obligations, from any liability for the balance of the Obligations.

4. Application of Payments Received by Lender. Any sums of money Lender receives from or for the account of Borrower may be applied by Lender to reduce any of the Obligations or any other liability of Borrower to Lender, as Lender in Lender’s discretion deems appropriate.

5. Waivers by Guarantor. In addition to all waivers expressed in any of the Loan Documents, all of which are incorporated herein by Guarantor:

(a) Guarantor hereby waives (1) presentment, demand, protest and notice of protest, notice of dishonor and of non-payment, notice of acceptance of this Guaranty, and diligence in collection; (2) notice of the existence, creation, or incurring of any new or additional Obligations under or pursuant to any of the Loan Documents; (3) any right to require Lender to proceed against, give notice to, or make demand upon Borrower; (4) any right to require Lender to proceed against or exhaust any security or to proceed against or exhaust any security in any particular order; (5) any right to require Lender to pursue any remedy of Lender; (6) any right to direct the application of any security held by Lender; (7) any right of subrogation, any right to enforce any remedy which Lender may have against Borrower, any right to participate in any security now or hereafter held by Lender and any right to reimbursement from the Borrower for amounts paid to Lender by Guarantor until all of the Secured Obligations (as defined in the Deed of Trust) have been satisfied; (8) benefits, if any, of Guarantor under any anti-deficiency statutes or single-action legislation or judicial interpretation thereof; (9) any defense arising out of any disability or other defense of Borrower, including bankruptcy, dissolution, liquidation, cessation, impairment, modification, or limitation, from any cause, of any liability of Borrower, or of any remedy for the enforcement of such liability; (10) any statute of limitations affecting the liability of Guarantor hereunder; (11) any right to plead or assert any election of remedies by Lender; (12) any other defenses available to a surety under applicable law; (13) notice of any adverse change in the financial condition of Borrower or of any other fact that might increase Guarantor’s risk hereunder; (14) notice of any event of default under the Loan Documents; and (15) all other notices (except if such notice is specifically required to be given to Guarantor hereunder or under any Loan Document to which Guarantor is a party) and demands to which Guarantor might otherwise be entitled.

(b) Guarantor hereby waives its right, under Sections 2845 or 2850 of the California Civil Code, or otherwise, to require Lender to institute suit against, or to exhaust any rights and remedies which Lender has or may have against, Borrower or any third party, or against any collateral for the Obligations provided by Borrower, Guarantor, or any third party. In this regard, Guarantor agrees that it is bound to the payment of all Obligations, whether now existing or hereafter accruing as fully as if such Obligations were directly owing to Lender by Guarantor. Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Obligations shall have been fully and finally performed and indefeasibly paid) of Borrower or by reason of the cessation from any cause whatsoever of the liability of Borrower in respect thereof.

(c) Guarantor hereby waives: (1) any rights to assert against Lender any defense (legal or equitable), set-off, counterclaim, or claim which Guarantor may now or at any time hereafter have against Borrower or any other party liable to Lender; (2) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Obligations or any security therefor; (3) any defense Guarantor has to performance hereunder, and any right Guarantor has to be exonerated, provided by Sections 2819, 2822, or 2825 of the California Civil Code, or otherwise, arising by reason of: any claim or defense based upon an election of remedies by Lender; the impairment or suspension of Lender’s rights or remedies against Borrower; the alteration by Lender of the Obligations; any discharge of Borrower’s obligations to Lender by operation of law as a result of Lender’s intervention or omission; or the acceptance by Lender of anything in partial satisfaction of the Obligations; (4) the benefit of any statute of limitations affecting Guarantor’s liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to Guarantor’s liability hereunder.

(d) Guarantor hereby waives any right of subrogation Guarantor has or may have as against Borrower with respect to the Obligations. In addition, Guarantor hereby waives any right to proceed against Borrower, now or hereafter for contribution, indemnity, reimbursement, and any other suretyship rights and claims, whether direct or indirect, liquidated or contingent, whether arising under express or implied contract or by operation of law, which Guarantor may now have or hereafter have as against Borrower with respect to the Obligations. Guarantor also hereby waives any rights to recourse to or with respect to any asset of Borrower. Guarantor agrees that in light of the immediately foregoing waivers, the execution of this Guaranty shall not be deemed to make Guarantor a “creditor” of Borrower, and that for purposes of Sections 547 and 550 of the Bankruptcy Code Guarantor shall not be deemed a “creditor” of Borrower.

(e) Guarantor waives all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as a non-judicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise. Guarantor acknowledges and agrees that, as a result of the foregoing sentence, Guarantor is knowingly waiving in advance a complete or partial defense to this Guaranty arising under CCP Sections 580d or 580a and based upon Lender’s election to conduct a private non-judicial foreclosure sale, even though such election would destroy, diminish, or affect Guarantor’s rights of subrogation against Borrower or any other party and Guarantor’s rights to pursue Borrower or such other party for reimbursement contribution, indemnity, or otherwise.

(f) WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS GUARANTY, GUARANTOR HEREBY WAIVES AND AGREES NOT TO ASSERT ANY AND ALL BENEFITS OR

DEFENSES ARISING DIRECTLY OR INDIRECTLY UNDER ANY ONE OR MORE OF CALIFORNIA CIVIL CODE SECTIONS 2799, 2808, 2809, 2810, 2815, 2819, 2820, 2821, 2822, 2825, 2839, 2845, 2848, 2849, 2850, 2899 and 3433, CCP SECTIONS 580a, 580b, 580c, 580d, AND 726, AND CHAPTER 2 OF TITLE 14 OF THE CALIFORNIA CIVIL CODE.

(g) Guarantor waives all rights and defenses that Guarantor may have because the Borrower’s debt is secured by real property. This means, among other things, (1) Lender may collect from the Guarantor without first foreclosing on any real or personal property collateral pledged by the Borrower; (2) if Lender forecloses on any real property collateral pledged by the Borrower: (A) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and (B) Lender may collect from the Guarantor, even if Lender, by foreclosing on the real property collateral, has destroyed any right the Guarantor may have to collect from the Borrower. This is an unconditional and irrevocable waiver of any rights and defenses the Guarantor may have because the Borrower’s debt is secured by real property.

6. Subordination by Guarantor. Guarantor hereby agrees that any indebtedness of Borrower to Guarantor, whether now existing or hereafter created, shall be and is hereby subordinated to the indebtedness of Borrower to Lender under the Loan Documents. At any time during which a Default or Event of Default shall exist, Guarantor shall not accept or seek to receive any amounts from Borrower on account of any indebtedness of Borrower to Guarantor.

7. Bankruptcy Reimbursements. Guarantor hereby agrees that if all or any part of the Obligations paid to Lender by Borrower or any other party liable for payment and satisfaction of the Obligations (other than Guarantor) are recovered from Lender in any bankruptcy proceeding, Guarantor shall reimburse Lender immediately on demand for all amounts of such Obligations so recovered from Lender, together with interest thereon at the default rate set forth in the Note from the date such amounts are so recovered until repaid in full to Lender, and, for this purpose, this Guaranty shall survive repayment of the Loan.

8. Net Worth and Liquid Assets Covenant. Until all of the Obligations have been paid in full, Guarantor shall maintain (i) a Net Worth at least equal to $100,000,000.00 and (ii) Liquid Assets having a market value of at least $5,000,000.00. Guarantor’s Net Worth and Liquid Assets shall be set forth in reasonable detail in the financial statements required to be delivered to Lender under this Guaranty. The term “Net Worth” shall mean, as of a given date, (x) the total assets of Guarantor as of such date less (y) such Guarantor’s total liabilities as of such date, determined in accordance with generally accepted accounting principles, consistently applied. The term “Liquid Assets” shall mean assets in the form of cash, cash equivalents, obligations of (or fully guaranteed as to principal and interest by) the United States or any agency or instrumentality thereof (provided the full faith and credit of the United States supports such obligation or guarantee), certificates of deposit issued by a commercial bank having net assets of not less than $500,000,000.00, securities listed and traded on a recognized stock exchange or traded over the counter and listed in the National Association of Securities Dealers Automatic Quotations, or liquid debt instruments that have a readily ascertainable value and are regularly traded in a recognized financial market.

9. Jurisdiction and Venue. Guarantor hereby submits itself to the jurisdiction and venue of any federal court located in the State of California or any state court located in Los Angeles County, California in connection with any action or proceeding brought for enforcement of Guarantor’s obligations hereunder, and hereby waives any and all personal or other rights under the law of any other country or state to object to jurisdiction within such locations for purposes of litigation to enforce such obligations. Guarantor agrees that service of process upon Guarantor shall be complete upon delivery thereof in any manner permitted by law.

10. Financial Statements. In addition to those obligations set forth in any of the Loan Documents, for so long as any of the Obligations remain unsatisfied, within 90 days after the end of each calendar year, Guarantor shall furnish to Lender such financial statements of Guarantor for such calendar year as Lender may request, in such detail as Lender may request, certified by Guarantor as being true and correct in all respects. Guarantor shall also furnish to Lender copies of its federal and state income tax returns for the preceding year within ten (10) days of the filing thereof with the appropriate governmental agencies.

11. Assignability. This Guaranty shall be binding upon Guarantor and Guarantor’s heirs, representatives, successors, and assigns and shall inure to the benefit of Lender and Lender’s successors and assigns. This Guaranty shall follow the Note and other Loan Documents which are for the benefit of Lender, and, in the event the Note and other Loan Documents are negotiated, sold, transferred, assigned, or conveyed by Lender in whole or in part, this Guaranty shall be deemed to have been sold, transferred, assigned, or conveyed by Lender to the holder or holders of the Note and other Loan Documents, with respect to the Obligations contained therein, and such holder or holders may enforce this Guaranty as if such holder or holders had been originally named as Lender hereunder.

12. Payment of Costs of Enforcement. In the event any action or proceeding is brought to enforce this Guaranty, Guarantor shall pay all costs and expenses of Lender in connection with such action or proceeding, including, without limitation, all reasonable attorneys’ fees incurred by Lender.

13. Notices. Any notice required or permitted to be given by Guarantor or Lender under this Guaranty shall be in writing and will be deemed given (a) upon personal delivery, (b) on the first business day after receipted delivery to a courier service which guarantees next-business day delivery, or (c) on the third business day after mailing, by registered or certified United States mail, postage prepaid, in any case to the appropriate party at its address set forth below:

If to Guarantor:

Hudson Pacific Properties, L.P.

11601 Wilshire Boulevard, Suite 1600

Los Angeles, California 90025

Attn: Mr. Mark Lammas

If to Lender:

SunAmerica Life Insurance Company

1999 Avenue of the Stars, 38th Floor

Los Angeles, California 90067-6022

Attn: VP, Servicing – Commercial Mortgage Lending

Either party may change such party’s address for notices or copies of notices by giving notice to the other party in accordance with this Section 13.

14. Reinstatement of Obligations. If at any time all or any part of any payment made by Guarantor or received by Lender from Guarantor under or with respect to this Guaranty is or must be rescinded or returned for any reason whatsoever (including, but not limited to, the insolvency, bankruptcy or reorganization of any Guarantor), then the obligations of Guarantor hereunder shall, to the extent of the payment rescinded or returned, and to the extent permitted by law, be deemed to have continued in existence, notwithstanding such previous payment made by Guarantor, or receipt of payment by Lender, and the obligations of Guarantor hereunder shall continue to be effective or be reinstated, as the case may be, as to such payment, all as though such previous payment by Guarantor had never been made.

15. Severability of Provisions. If any provision hereof or of any other Loan Document shall, for any reason and to any extent, be invalid or unenforceable, then the remainder of the document in which such provision is set forth, the application of the provision to other persons, entities or circumstances, and any other document referred to herein shall not be affected thereby but instead shall be enforceable to the maximum extent permitted by law.

16. Joint and Several Obligation. If Guarantor is more than one person or entity, then (a) all persons or entities comprising Guarantor are jointly and severally liable for all of the Obligations; (b) all representations, warranties, and covenants made by Guarantor shall be deemed representations, warranties, and covenants of each of the persons or entities comprising Guarantor; (c) any breach, default or Event of Default by any of the persons or entities comprising Guarantor hereunder shall be deemed to be a breach, default, or Event of Default of Guarantor; and (d) any reference herein contained to the knowledge or awareness of Guarantor shall mean the knowledge or awareness of any of the persons or entities comprising Guarantor.

17. Waiver. Neither the failure of Lender to exercise any right or power given hereunder or to insist upon strict compliance by Borrower, Guarantor, any other guarantor, or any other person with any of its obligations set forth herein or in any of the Loan Documents, nor any practice of Borrower or Guarantor at variance with the terms hereof or of any Loan Documents, shall constitute a waiver of Lender’s right to demand strict compliance with the terms and provisions of this Guaranty.

18. Certain Waivers. GUARANTOR, BY SIGNING THIS GUARANTY, AND LENDER, BY ACCEPTING IT, EACH KNOWINGLY, IRREVOCABLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON THIS GUARANTY, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS

GUARANTY OR ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER AND GUARANTOR ENTERING INTO THE SUBJECT LOAN TRANSACTION.

19. Applicable Law. This Guaranty and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of California.

20. Confirmation of IPO Closing Time. Upon Lender’s request, Guarantor shall provide written confirmation to Lender of the IPO Closing Time.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.

GUARANTOR:

HUDSON PACIFIC PROPERTIES, L.P., a Maryland limited partnership

By:	Hudson Pacific Properties, Inc., a Maryland corporation, its general partner

By:
Name:
Its:

ENVIRONMENTAL INDEMNITY AGREEMENT

THIS ENVIRONMENTAL INDEMNITY AGREEMENT (this “Agreement”), dated             , 2010, and effective as of the IPO Closing Time (as defined in the Consent Agreement), is made by HUDSON PACIFIC PROPERTIES, L.P., a Maryland limited partnership (“Indemnitor”), for the benefit of SUNAMERICA LIFE INSURANCE COMPANY, an Arizona corporation (“Lender”), and the other “Indemnitees,” as hereinafter defined.

RECITALS

A. Lender made a loan to GLB Encino, LLC, a Delaware limited liability company (“Borrower”) in the original principal amount of $43,000,000.00 (the “Loan”), as evidenced by a certain Amended and Restated Promissory Note dated as of January 26, 2007, made payable by Borrower to the order of Lender (the “Note”), which Note is secured by an Amended and Restated Deed of Trust, Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents dated as of January 26, 2007 and filed in the official records of the Recorder’s Office of Los Angeles County, California at Document No. 20070203632 (the “Deed of Trust”) encumbering certain real property in Los Angeles County, California, legally described in the Deed of Trust (the “Property”). The Note, the Deed of Trust and all other documents or instruments executed by the Borrower to evidence or secure the Loan, all as amended, modified and supplemented from time to time, are referred to as the “Loan Documents”.

B. Morgan Stanley Real Estate Fund V U.S, L.P., a Delaware limited partnership (“Existing Guarantor”) has guaranteed certain obligations of Borrower with respect to the Loan pursuant to an Amended and Restated Guaranty Agreement dated as of January 26, 2007 (the “Existing Guaranty”), and Indemnitor has guaranteed certain obligations of Borrower with respect to the Loan pursuant to a Guaranty Agreement of even date herewith (the “Guaranty”).

C. Pursuant to the Conditional Consent Agreement dated as of June     , 2010 by and between Borrower and Lender (“Consent Agreement”) Borrower has requested and Lender has agreed to consent to certain Formation Transactions (as defined in the Consent Agreement).

D. As a condition precedent to consenting to the Formation Transactions, Lender required that Indemnitor enter into this Agreement and Indemnitor’s covenants and obligations are independent of and in addition to Borrower’s obligations under the Note, Deed of Trust and the other documents governing, evidencing and securing the Loan, Existing Guarantor’s obligations under the Existing Guaranty and the Indemnitor’s obligations under the Guaranty.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitor hereby represents, warrants and covenants to Lender and Lender’s officers, directors, employees, agents, affiliates, successors and assigns (collectively, the “Indemnitees”) as follows:

Section 1. Representations and Warranties. Indemnitor represents and warrants to the Indemnitees that:

(a) to the best of Indemnitor’s knowledge, except as disclosed in the Environmental Assessment, Hazardous Substances have not at any time been Released or disposed of on the Property in any quantity or manner which violates any Environmental Law (as each capitalized term is defined above or below in this Agreement);

(b) to the best of Indemnitor’s knowledge, except as disclosed in the Environmental Assessment, Borrower is in compliance with all applicable Environmental Laws with respect to the Property and the requirements of any permits issued under such Environmental Laws with respect to the Property;

(c) to the best of Indemnitor’s knowledge, there are no past, pending or threatened Environmental Claims against Indemnitor or the Property;

(d) to the best of Indemnitor’s knowledge, except as disclosed in the Environmental Assessment, there is no condition or occurrence at the Property that could reasonably be anticipated (i) to form the basis of any Environmental Claim against Indemnitor or the Property, or (ii) to cause the Property to be subject to any restrictions on the ownership, occupancy, use or transferability thereof under any Environmental Law;

(e) to the best of Indemnitor’s knowledge, there are not now and never have been any underground storage tanks located on the Property;

(f) Indemnitor (i) is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Maryland, (ii) has the power and authority to own its property and assets and to transact the business in which it is engaged and (iii) is duly qualified and is in good standing in each jurisdiction in which it owns or leases property or in which failure to be duly qualified and in good standing would have an adverse effect on its business, operations, property or financial condition;

(g) Indemnitor has the power to execute, deliver and perform the terms and provisions of this Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement;

(h) Indemnitor has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation enforceable against Indemnitor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization and other laws affecting creditors’ rights generally and by principles of equity;

(i) neither the execution, delivery or performance by Indemnitor of this Agreement, nor compliance by it with the terms and provisions hereof, will (i) contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of its property or assets pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other agreement, contract or instrument to which it is a party or by which it or any of its property or assets is bound or to which it may be subject, or (iii) violate any provision of Indemnitor’s organizational documents;

(j) no order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, the execution, delivery and performance by Indemnitor of this Agreement or the legality, validity, binding effect or enforceability of this Agreement; and

(k) Borrower is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by all governmental bodies in respect of the conduct of its business and the ownership of its property.

For the purposes of this Section 1, the knowledge of Indemnitor shall mean the knowledge of any of the officers of Hudson Pacific Properties, Inc., the general partner of Indemnitor, and Indemnitor hereby represents that such officers are the most likely to know of such matters.

Section 2. Covenants. Indemnitor covenants and agrees as follows:

(a) Borrower will (i) comply with all Environmental Laws applicable to the ownership or use of the Property, (ii) use its best efforts to cause all tenants and other persons occupying the Property to comply with all Environmental Laws, (iii) immediately pay or cause to be paid all costs and expenses incurred in such compliance, and (iv) keep or cause the Property to be kept free and clear of any liens imposed thereon pursuant to any Environmental Laws.

(b) Borrower will not generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of, any Hazardous Substances on the Property, or transport or permit the transportation of any Hazardous Substances to or from the Property, in each case in any quantity or manner which violates any Environmental Law.

(c) If Lender (i) has knowledge of any pending or threatened Environmental Claim against Indemnitor or the Property or (ii) has reason to believe that the Borrower, Indemnitor or the Property are in violation of any Environmental Law or (iii) receives a request for an environmental site assessment report from a regulatory or other governmental entity with jurisdiction over Lender, then at Lender’s written request, at any time and from time to time, Indemnitor will provide to Lender an environmental site assessment report concerning the Property, prepared by an environmental consulting firm approved by Lender, indicating the presence or absence of Hazardous Substances and the potential cost of any removal or remedial action in connection with any Hazardous Substances on the Property. Any such environmental site assessment report shall be conducted at Indemnitor’s sole cost and expense. If Indemnitor fails to deliver to Lender any such environmental site assessment report within thirty (30) days after being requested to do so by Lender pursuant to this Section, Lender may obtain the same, and Indemnitor hereby grants to Lender and its agents access to the Property and specifically grants to Lender an irrevocable nonexclusive license to undertake such an assessment, and the cost of such assessment (together with interest thereon at the Default Rate as defined in the Note) will be payable by Indemnitor on demand.

(d) Lender may, at its option, at any time and from time to time, perform at its sole cost and expense an environmental site assessment report for the Property (provided that a copy of any such report is delivered to Indemnitor), and Indemnitor hereby grants to Lender and its agents access to the Property and specifically grants to Lender an irrevocable non-exclusive license to undertake such an assessment.

(e) Indemnitor will advise Lender in writing immediately upon learning of any of the following: (i) any pending or threatened Environmental Claim against Borrower, Indemnitor or the Property; (ii) any condition or occurrence on the Property that (A) results in noncompliance by Borrower or Indemnitor with any applicable Environmental Law, or (B) could reasonably be anticipated to form the basis of an Environmental Claim against Borrower, Indemnitor or the Property; (iii) any condition or occurrence on the Property that could reasonably be anticipated to cause the Property to be subject to any restrictions on the ownership, occupancy, use or transferability of the Property under any Environmental Law; and (iv) the taking of any removal or remedial action in response to the actual or alleged presence, in any quantity or manner which violates any Environmental Law, of any Hazardous Substances on the Property. Each such notice shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Indemnitor’s response thereto. In addition, Indemnitor will provide Lender with copies of all written communications to or from Indemnitor and any governmental agency relating to Environmental Laws, all written communications to or from Indemnitor and any person relating to Environmental Claims, and such detailed reports of any Environmental Claim as may be requested by Lender.

(f) Lender shall have the right but not the obligation to participate in or defend, as a party if it so elects, any Environmental Claim. Without Lender’s prior written consent, Indemnitor shall not enter into any settlement, consent or compromise with respect to any Environmental Claim that might impair the value of the Property.

(g) At its sole expense, Indemnitor will conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Substances from the Property which must be so removed or cleaned up in accordance with the requirements of any applicable Environmental Laws, to the reasonable satisfaction of a professional environmental consultant selected by Lender, and in accordance with all such requirements and with orders and directives of all governmental authorities. If all or any portion of the Loan shall be outstanding, Indemnitor may prepay the Loan in full, together with all applicable prepayment penalties, in lieu of complying with the preceding sentence.

Section 3. Indemnity.

(a) Indemnitor agrees to defend (with attorneys satisfactory to the Indemnitees), protect, indemnify and hold harmless each of the Indemnitees and its respective officers, directors, employees, attorneys and agents from and against any and all liabilities, obligations (including removal and remedial actions), losses, damages (including foreseeable and unforeseeable consequential damages and punitive damages), penalties, actions, judgments, suits, claims, costs, expenses and disbursements (including reasonable attorneys’ and consultants’ fees and disbursements) of any kind or nature whatsoever that may at any time be incurred by, imposed on or asserted against any of them directly or indirectly based on, or arising or resulting from (i) the actual or alleged presence of Hazardous Substances on the Property in any quantity or manner which violates Environmental Law, or the removal, handling, transportation, disposal or storage of such Hazardous Substances, (ii) any Environmental Claim with respect to Borrower, Indemnitor or the Property, or (iii) the exercise of any Indemnitee’s rights under this Agreement (collectively, the “Indemnified Matters”), regardless of when such Indemnified Matters arise, but excluding any Indemnified Matter with respect to Hazardous Substances first placed or Released on the Property after the later of (1) the date neither Borrower, Indemnitor nor any of their respective affiliates holds title to or any other interest in or lien on the Property, or (2) the payment in full of the Secured Obligations (as defined in the Deed of Trust). To the extent that this indemnity is unenforceable because it violates any law or public policy, Indemnitor agrees to contribute the maximum portion that it is permitted to contribute under applicable law to the payment and satisfaction of all Indemnified Matters.

(b) Indemnitor agrees to reimburse each Indemnitee for all sums paid and costs incurred by such Indemnitee with respect to any Indemnified Matter within ten (10) days following written demand therefor, with interest thereon at the Default Rate (as defined in the Note) if not paid within such ten (10) day period.

(c) Should any Indemnitee institute any action or proceeding at law or in equity, or in arbitration, to enforce any provision of this Agreement (including an action for declaratory relief or for damages by reason of any alleged breach of any provision of this Agreement) or otherwise in connection with this Agreement or any provision hereof, it shall be entitled to recover from Indemnitor its reasonable attorneys’ fees and disbursements incurred in connection therewith if it is the prevailing party in such action or proceeding.

Section 4. Events of Default. Upon the occurrence of any of the following specified events (each an “Event of Default”):

(a) if any of the representations and warranties contained in Section 1 shall prove to be untrue in any respect; or

(b) if Indemnitor fails to perform any of its obligations under this Agreement within fifteen (15) days following written notice thereof from Lender; provided that if such nonperformance is incapable of cure within such fifteen (15) day period, no Event of Default shall occur hereunder if Indemnitor has commenced a program to perform such obligations, which program is satisfactory to Lender in its sole and absolute discretion and is in accordance with applicable law, and is diligently pursuing such program to completion; and provided further that if a shorter cure period or notice requirement for any particular failure to perform is provided by applicable law or this Agreement, such specific provision shall control;

then and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, Lender may do or cause to be done whatever is necessary in its sole judgment to cause the Property to comply with applicable Environmental Laws, and the cost thereof (together with interest thereon at the Default Rate, as defined in the Note) shall become immediately due and payable by Indemnitor without notice. Indemnitor shall and does hereby grant to Lender and its agents access to the Property and hereby specifically grants to Lender an irrevocable, non exclusive license to do whatever is necessary in Lender’s judgment to cause the Property to so comply, including, without limitation, to enter the Property and remove therefrom any Hazardous Substances.

Section 5. Recourse Obligations.

(a) Indemnitor agrees that notwithstanding any term or provision contained in this Agreement or the other Loan Documents to the contrary, the obligations of Indemnitor as set forth in this Agreement shall be exceptions to any non-recourse or exculpatory provision relating to the Loan, and Indemnitor shall be fully liable for the performance of its obligations under this Agreement, and such liability shall not be limited to the original principal amount of the Loan.

(b) The liability of Indemnitor under this Agreement shall in no way be limited to or impaired by any amendment or modification of the provisions of the Loan Documents unless such amendment or modification expressly refers to this Agreement. In addition, the liability of Indemnitor under this Agreement shall in no way be limited or impaired by (i) any extensions of time for performance required by any of the Loan Documents, (ii) any sale, assignment or foreclosure of the Note or any sale or transfer of all or any part of the Property, (iii) any exculpatory provision in any of the Loan Documents limiting any Indemnitee’s recourse to property encumbered by the Deed of Trust or to any other security, or limiting the Indemnitees’ rights to a deficiency judgment against Indemnitor, (iv) the accuracy or inaccuracy of the representations and warranties made by Indemnitor under any of the Loan Documents, (v) the release of Indemnitor or any other person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents (other than this Agreement) by operation of law, any Indemnitee’s voluntary act, or otherwise, (vi) the release or substitution in whole or in part of any security for the Note or (vii) Lender’s failure to record the Deed of Trust or file any Financing Statements (or Lender’s improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Note; and, in any such case, whether with or without notice to Indemnitor and with or without consideration.

Section 6. Independent Obligations. This Agreement is intended to create obligations that are separate and independent of Borrower’s obligations under the Note, Deed of Trust and other Loan Documents, and Indemnitor’s obligations hereunder are not secured by the Deed of Trust and the other Loan Documents.

Section 7. Survival.

(a) The representations, warranties, covenants and indemnities set forth in this Agreement shall survive the repayment of the Loan, the release of the lien of the Deed of Trust, any foreclosure of the Deed of Trust or the delivery of a deed or assignment in lieu of foreclosure or otherwise, and the transfer of any interest in and to the Property; provided, however, that the covenants contained in subsections 2(a), (b), (c), (d), (e) and (g) hereof shall terminate upon the earlier to occur of (i) repayment of the Loan, or (ii) a permitted sale of the Property and assumption of the Loan.

(b) This Agreement shall be binding on and inure to the benefit of Indemnitor, the Indemnitees, and their respective successors and assigns. Without limiting the generality of the foregoing, this Agreement shall inure to the benefit of each assignee or holder of the Note and each of such assignee’s or holder’s officers, directors, employees, agents and affiliates. Notwithstanding the foregoing, Indemnitor, without the prior written consent of Lender in each instance, may not assign, transfer or set over in whole or in part, all or any part of its benefits, rights, duties and obligations hereunder.

Section 8. Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Hazardous Substances” means (a) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants” or “pollutants,” or words of similar import, under any applicable Environmental Law; and (b) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority, including, without limitation, asbestos and asbestos-containing materials in any form, lead-based paint, any radioactive materials and polychlorinated biphenyls (“PCB’s”), or substances or compounds containing PCB’s.

“Environmental Law” means any federal, state or local law, whether common law, court or administrative decision, statute, rule, regulation, ordinance, court order or decree, or administrative order or any administrative policy or guidelines concerning action levels of a governmental authority (federal, state or local) now or hereafter in effect relating to the environment, public health, occupational safety, industrial hygiene, any Hazardous Substance (including, without limitation, the disposal, generation, manufacture, presence, processing, production, Release, storage, transportation, treatment or use thereof), or the environmental conditions on, under or about the Property, as amended and as in effect from time to time (including, without limitation, the following statutes and all regulations thereunder as amended and in effect from time to time: the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601, et seq.; the Superfund Amendments

and Reauthorization Act of 1986, Title III, 42 U.S.C. §§ 11001, et seq.; the Clean Air Act, 42 U.S.C. §§ 7401, et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300(f), et seq.; the Solid Waste Disposal Act, 42 U.S.C. §§ 6901, et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §§ 5101, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §§ 6901, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. §§ 1251, et seq.; the Toxic Substances Control Act of 1976, 15 U.S.C. §§ 2601, et seq.; the Occupational Safety and Health Act, 29 U.S.C. §§ 651, et seq.; and any successor statutes and regulations to the foregoing).

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law (hereafter “Claims”) or any permit issued under any such Environmental Law, including without limitation (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Substances or arising from alleged injury or threat of injury to health, safety or the environment.

“Release” means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like, into or upon any land or water or air, or otherwise entering into the environment.

“Environmental Assessment” means the Phase I Environmental Site Assessment prepared in connection with the 2002 Loan by LAW Engineering and Environmental Services for the benefit of Lender.

Section 9. Miscellaneous.

(a) If Indemnitor is more than one person or entity, then (i) all persons or entities comprising Indemnitor are jointly and severally liable for all of the Indemnitor’s obligations hereunder; (ii) all representations, warranties, and covenants made by Indemnitor shall be deemed representations, warranties, and covenants of each of the persons or entities comprising Indemnitor; (iii) any breach, Default or Event of Default by any of the persons or entities comprising Indemnitor hereunder shall be deemed to be a breach, Default, or Event of Default of Indemnitor; and (iv) any reference herein contained to the knowledge or awareness of Indemnitor shall mean the knowledge or awareness of any of the persons or entities comprising Indemnitor.

(b) Indemnitor waives any right or claim of right to cause a marshalling of its assets or to cause any Indemnitee to proceed against any of the security for the Loan before proceeding under this Agreement. Indemnitor expressly waives and relinquishes all present or future rights, remedies, or circumstances which might constitute a legal or equitable discharge of Indemnitor or which might otherwise impair the validity or enforceability of this Agreement. Indemnitor hereby agrees to postpone the exercise of any and all rights of subrogation to the rights of any Indemnitee against Indemnitor hereunder and any rights of subrogation to any collateral securing the Loan, until all obligations of Indemnitor to the Indemnitees hereunder have been performed in full and all principal, interest and other sums evidenced or secured by the Loan Documents shall have been paid in full.

(c) Any party liable upon or in respect of this Agreement or the Loan may be released without affecting the liability of any party not so released.

(d) No failure or delay on the part of any of the Indemnitees in exercising any right, power or privilege hereunder or under any other Loan Document and no course of dealing between Indemnitor and the Indemnitees (or any of them) shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Loan Document expressly provided are cumulative with and not exclusive of any rights, powers or remedies which the Indemnitees or any of them would otherwise have. No notice to or demand on Indemnitor in any case shall, ipso facto, entitle Indemnitor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Indemnitees to any other or further action in any circumstances without notice or demand where notice or demand is not otherwise required.

(e) All notices hereunder shall be in writing and shall be delivered to Borrower and Lender in accordance with the provisions of the Deed of Trust, and to Guarantor in accordance with the terms of the Guaranty.

(f) Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing and signed by each of the parties hereto.

(g) LENDER AND INDEMNITOR KNOWINGLY, IRREVOCABLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON THIS AGREEMENT, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER AND INDEMNITOR TO ENTER INTO THE LOAN TRANSACTION EVIDENCED BY THE NOTE.

(h) This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the law of the State of California.

(i) All pronouns and any variations of pronouns herein shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the identity of the parties may require. Whenever the terms herein are singular, the same shall be deemed to mean the plural, as the identity of the parties or the context requires and vice versa.

(j) This Agreement may be executed in multiple counterparts, each of which shall constitute a duplicate original, but all of which together shall constitute one and the same instrument.

[Balance of page intentionally left blank]

IN WITNESS WHEREOF, Indemnitor has executed and delivered this Agreement as of the date first above written.

INDEMNITOR:

HUDSON PACIFIC PROPERTIES, L.P., a Maryland limited partnership

By:	Hudson Pacific Properties, Inc., a Maryland corporation, its general partner

By:
Name:
Its:

EXHIBIT B

Certificate Concerning Governing Documents

CERTIFICATE CONCERNING GOVERNING DOCUMENTS

This Certificate Concerning Governing Documents (“Certificate”) is made             , 2010 and effective as of the IPO Closing Time (as defined in the Consent Agreement) by GLB ENCINO, LLC, a Delaware limited liability company (“Borrower”) to SUNAMERICA LIFE INSURANCE COMPANY, an Arizona corporation (“Lender”).

This Certificate is given to Lender in connection with the Conditional Consent Agreement dated as of June    , 2010 (the “Consent Agreement”) by and between Lender and Borrower and the “Formation Transactions” described therein. Capitalized terms used but not defined herein have the meanings given them in the Consent Agreement.

Borrower hereby certifies to Lender that:

(i) (A) the Certificate of Formation and Operating Agreement of Borrower, and any amendments thereto (the “Current Governing Documents”) that were attached to that certain Certificate Concerning Governing Documents made by Borrower in favor of Lender and dated as of January 26, 2007 remain true, correct and complete as of the date of this Certificate and (B) immediately prior to the IPO Closing Time, the Operating Agreement of Borrower will be amended and restated pursuant to the form thereof attached hereto as Schedule 1 (the Current Governing Documents, as so amended, the “Amended Governing Documents”) and that, as of the IPO Closing Time, such Amended Governing Documents will not have been further modified or amended, and shall be in full force and effect,

(ii) the individuals authorized to execute and deliver the Certificate of Confirmation on behalf of Borrower are                     ,

(iii) the taxpayer identification number of Borrower is                     ,

(iv) attached hereto as Schedule A are organizational charts of Borrower accurately and completely reflecting the direct and indirect ownership of Borrower at all levels both immediately prior to and immediately after the consummation of the Formation Transactions and the IPO Closing Time, and

(v) both as of the date hereof and as of the IPO Closing Time, Borrower does not receive more than 5% of its revenues from business conducted in or with countries sanctioned by the U.S. Treasury Department Office of Foreign Assets Control, except in compliance with the “Country Sanction Programs” promulgated thereby.

IN WITNESS WHEREOF, Borrower has executed this certificate as of the date set forth above.

BORROWER:

GLB ENCINO, LLC, a Delaware limited liability company

By:
Name:
Title:

Schedule 1

to

Certificate Concerning Governing Documents

AMENDED AND RESTATED OPERATING AGREEMENT OF BORROWER

Schedule A

to

Certificate Concerning Governing Documents

BEFORE AND AFTER ORGANIZATIONAL CHARTS

EXHIBIT C

Certificate of Confirmation

CERTIFICATE OF CONFIRMATION

THIS CERTIFICATE OF CONFIRMATION (this “Certificate”) is made by GLB ENCINO, LLC, a Delaware limited liability company (“Borrower”), for the benefit of SUNAMERICA LIFE INSURANCE COMPANY, an Arizona corporation (“Lender”) as of this      day of         , 2010 as follows:

1. Reference is hereby made to that certain Conditional Consent Agreement dated June     , 2010 by and between Borrower and Lender (“Consent Agreement”). All capitalized terms not herein defined shall have the meaning given to such terms in the Consent Agreement.

2. Pursuant to the Consent Agreement, Borrower is to deliver a Certificate of Confirmation to Lender to serve as confirmation that the conditions set forth in Section 2(b) and Section 3 of the Consent Agreement have been satisfied (“Conditions to Consent”).

3. Borrower hereby represents and warrants to Lender that as of the date set forth above, the Conditions to Consent are satisfied and the IPO Closing occurred as of             , 2010. Borrower agrees if the foregoing representation is false or misleading in any material respect, then (i) Lender’s consent and agreements pursuant to and as set forth in the Consent Agreement shall be of no force or effect (including, without limitation, any release by Lender of the Existing Guarantor), and (ii) such breach shall constitute an unpermitted transfer of interests of Borrower in violation of Section 5.4(a) of the Deed of Trust and an Event of Default under the Loan Documents.

GLB ENCINO, LLC, a Delaware limited liability company

By:
Name:
Title:

[signatures continue on following page]

C-1

By execution below, Guarantor and Existing Guarantor each hereby: (i) acknowledge and agree that it has received a copy of the Consent Agreement and all documents referenced therein, (ii) consent to the amendments and modifications to the Loan Documents set forth in the Consent Agreement, and to the transactions described therein, (iii) consent to the execution and delivery by Borrower of this Certificate, the Consent Agreement, and all documents entered into in connection with the transactions described therein, and (iv) confirm that its obligations under the Existing Guarantor Documents (subject to the terms of the Consent Agreement and this Certificate) or the Guarantor Documents (as applicable), in each case as amended and modified by the Consent Agreement and subject to the terms of this Certificate, are hereby ratified and confirmed and remain in full force and effect. Except as expressly set forth otherwise, nothing contained in this Certificate, the Consent Agreement or any of the documents entered into in connection therewith, shall be deemed to waive, release, limit or modify any obligation of Guarantor or Existing Guarantor relating to or otherwise connected with any Guarantor Document or Existing Guarantor Document (as applicable) or the Loan.

GUARANTOR:

HUDSON PACIFIC PROPERTIES, L.P., a Maryland limited partnership

By:	Hudson Pacific Properties, Inc., a Maryland corporation, its general partner

By:
Name:
Its:

EXISTING GUARANTOR:

MORGAN STANLEY REAL ESTATE FUND V U.S., L.P., a Delaware limited partnership

By:	MSREF V U.S.-GP, L.L.C., a Delaware limited liability company, its general partner

By:
Name:
Title:

C-2

EXHIBIT D

Modifications to Insurance Agreement

SECTION	MODIFICATION
A(vi)	Delete and replace with “Earthquake insurance in an amount equal to the probably maximum loss (PML) less the earthquake deductible of 5%.”

F(i)	Amend Best key Rating Guide to A VII.

F(ii)	Amend requirement for requirement for delivery of certificates to the following “within 15 days after coverage is in force.” Delete requirement for certified copies of policies; copies of insurance certificates should suffice.

F(vi)	(i) Delete entire paragraph, substitute the following:

Cut-through Clause: Lender retains the right to require a “cut-through” clause on any policy and at any time, should Lender determine that the insurer’s actual or projected solvency jeopardizes the interest of Lender as a mortgagee or additional insured.

D-1